                                                                    EX99-906CERT

                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a)
and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Market Vectors ETF Trust (comprising of Agribusiness
ETF, Coal ETF, Global Alternative Energy ETF, Gold Miners ETF, Junior Gold
Miners ETF, Rare Earth/Strategic Metals ETF, RVE Hard Assets Producers ETF,
Solar Energy ETF, Steel ETF and Uranium+Nuclear Energy ETF), do hereby certify, to such officer's knowledge, that:

     The semi-annual report on Form N-CSR of Market Vectors ETF Trust for the period ending June 30, 2011 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934
and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market Vectors
ETF Trust.

Dated: September 7, 2011                /s/ Jan F. van Eck
                                        ----------------------------------------
                                        Jan F. van Eck
                                        Chief Executive Officer
                                        Market Vectors ETF Trust

Dated: September 7, 2011                /s/ Bruce J. Smith
                                        ----------------------------------------
                                        Bruce J. Smith
                                        Chief Financial Officer
                                        Market Vectors ETF Trust

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.